Exhibit 99.1

MONSTER DIGITAL REITERATES ACTION CAMERA AND VR STRATEGY

Company featured in recent independent investor publication

SIMI VALLEY, CA March 29, 2017. Monster Digital, Inc. (Nasdaq CM: MSDI) ("Monster Digital" or the "Company"), which develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications, today reiterated its action camera and Virtual Reality strategy with a goal of becoming a global leader in the space.

According to industry experts, the action camera market is expected to reach sales of $6 billion by 20201 a prediction MSDI believes is overly optimistic given recent trends in the industry including its own. However, the VR market is estimated to grow to $30 billion2 by that same time. To address this market opportunity, MSDI is advancing its single and dual lens 360 VR action cameras as well as their VR goggles, which allow a user to enjoy a seamless, high quality VR experience.

MSDI has established a market presence in late 2016 with its single lens VR camera, its dual lens VR camera. The company’s VR audio headset was introduced in January this year. As resources permit, the company intends to follow suit with expectations to release a new generation of VR products later in 2017, including a VR 2.0 camera, and a water submersible 4K camera, making it ideal for taking high production video during scuba diving, wind surfing, and other aquatic sports.

From an appearance perspective, it is expected that these next generation products will offer a more refined, cleaner, and unique trademark design. More importantly, from a performance perspective, it is expected that these new products will offer greater protection from the environmental elements, and will offer quality protection while taking part in underwater or high splash activities, such as scuba diving, canoeing, or even cliff diving. MDSI believes the mass market for cameras and VR devices will be used to record sports, leisure and recreational activities similar to what the 8 MM camera or Video Recorder did in the past. And, MSDI is also aware that its action and VR cameras, with modification, have exciting possibilities in law enforcement and security and applications.

Stated David H. Clarke, Chief Executive Officer, “We have aligned our product and marketing focus on delivering on our objectives: drive growth, reach profitability and generate cash flows as we bring to market new high margin, Monster Digital branded, premium products at competitive prices.”

Mr. Clarke also noted that a leading investor publication recently published an article prominently featuring the company. Excerpts from the article are presented below – please note that the company had no hand in the drafting or review of this article prior to publication nor provided the author with any of the information set forth therein. This information does not constitute a recommendation of an investment in Monster Digital securities and is provided for informational purposes only – the company does not assume responsibility for the accuracy or adequacy of any of the statements made therein. The company notes that the author stated that the article expressed the author’s own opinions, and that the author received no compensation from and had no business relationship with the company.

1 Source: Technavio Insights/Global Action Camera Market Study 2015 – 2019.

2 Source: Digi-Capital/Augmented/Virtual Reality to hit $150 billion disrupting mobile by 2020, April 2015

“Monster Digital (MSDI)

Certainly, the stock with the lowest market cap on the list is Monster Digital. This stock is currently trading at about $1.30 a share, not because the technology is not cutting edge, but because the company is still essentially unknown in the space.

Irrespective of their limited investor attention, MSDI already has considerable market placement, with their line of 360-degree action cameras, VR goggles, and unit accessories already being sold in over 24 retail and wholesale chains on a global basis. MSDI raised cash in a re-IPO in the fourth quarter of 2016, and now sits positioned to take advantage of a sizzling market.

MSDI can go head to head with anyone in the sector, and despite the fact that their products cost roughly 30% less than others in the space, there is absolutely no compromise in technology or quality. MSDI is marketing four quality action cameras and a suite of VR equipment: a 720p camera that retails at $79.99, a 1080p+ camera that retails at $129.99, single lens VR goggles for $199.99, and a duel lens VR set priced at $379.99.

For those that allow the price to determine quality, paying more for the same experience may provide psychological benefit, but from a quality and performance standpoint, consumers may not always get what they pay for. Based on reviews, any of the action camera products from MSDI can be reasonably compared to the $399.99 GoPro Hero 5, which costs about 30% more than a comparative MSDI camera but does not provide much, if any, quality or convenience benefit from the device. Nikon, as expected, has also entered a contestant into the 360, VR camera market, with a base product starting at $499, but their entry does not include many of the accessories necessary to capture the true VR experience. MSDI products do.

Along with the pricing advantages offered by MSDI, the consumer also enjoys additional benefit with their purchase, including upgraded memory, camera accessories, and mounts to facilitate variable uses with each product. This inclusive feature is what makes an MSDI product an attractive buy. They provide more value for less money. And, performance is not compromised.

While MSDI is currently penetrating the consumer retail market, the company has high aspirations of taking advantage of a lucrative military and law enforcement market, with its ruggedly designed 360 action camera. The newly developed 360 action camera will not only diversify the platform, but will provide clients with the ability to record in a complete 360-degree perspective, becoming a key tool in offering safety and security in the home, law enforcement, and military surveillance situations. The commercial grade design offers distinct competitive advantages over existing 360-degree cameras, and MSDI may enjoy some relative market exclusivity while competing brands hurry to upgrade their devices to meet the needs of changing personal and industry standards.”

About Monster Digital, Inc.

Monster Digital develops, markets and distributes a line of sports action cameras, a 360 Virtual Reality camera and related VR Goggles under the Monster Digital brand. In addition, the Company markets data storage and memory products.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the Company, please visit http://www.monsterdigital.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, statements that relate to expected growth in the action camera and VR markets, the expected introduction of new products by the company and the expected features of such products, and possible future uses of its action and VR cameras in law enforcement, security and military applications. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2016, (Registration No. 333-207938). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

PCG Advisory

Investors:

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com

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